EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               ---------------------------------------------------


We consent to incorporation by reference in the Registration Statement on Form S-8, to be filed in February 2002, of

(1) our independent auditor's report dated May 30, 2001, relating to the balance sheets of Executive Help Services, Inc. (SEC File No. 0-28717, CIK # 1102013) as of March 31, 2001 and 2000 and the related statements of operations and comprehensive income, changes in shareholders' equity and cash flows for the years ended March 31, 2001 and 2000, which report appears in the 2001 Annual Report on Form 10- KSB of Executive Help Services, Inc; and

(2) our independent accountant's review report dated August 1, 2001 relating to the unaudited balance sheets of Executive Help Services, Inc. as of June 30, 2001 and 2000 and the related statements of operations and comprehensive income and cash flows for the three months ended September 30, 2001 and 2000, which report has been submitted to management as it relates to the June 30, 2001 Quarterly Report on Form 10-QSB; and

(3) our independent auditor's report dated November 15, 2001, relating to the balance sheets of Adzone Interactive, Inc. (a New York corporation and a development stage company) as of March 31, 2001 and 2000 and the related statements of operations and comprehensive income, changes in shareholders' equity and cash flows for the year ended March 31, 2001 and for the period from February 28, 2000 (date of inception) through March 31, 2000 and for the period from February 28, 2000 (date of inception) through March 31, 2001, which report appears in Form 8-K/A of AdZone Research, Inc. (formerly Executive Help Services, Inc.; and

(4) our independent accountant's review report dated November 20, 2001 relating to the unaudited balance sheets of AdZone Research, Inc. (formerly Executive Help Services, Inc.) as of September 30, 2001 and 2000 and the related statements of operations and comprehensive income for the six and three months ended September 30, 2001 and 2000 and the statements of cash flows for the six months ended September 30, 2001 and 2000, which report has been submitted to management as it relates to the September 30, 2001 Quarterly Report on Form 10-QSB; and

(5) our independent accountant's review report dated November 20, 2001 relating to the unaudited balance sheets of AdZone Research, Inc. (formerly Executive Help Services, Inc.) as of December 31, 2001 and 2000 and the related statements of operations and comprehensive income for the nine and three months ended December 31, 2001 and 2000 and the statements of cash flows for the nine months ended December 31, 2001 and 2000, which report has been submitted to management as it relates to the December 31, 2001 Quarterly Report on Form 10-QSB.




                                                     S. W. HATFIELD, CPA
Dallas, Texas
February 19, 2002